Exhibit 10.3

EXECUTION VERSION

February 13, 2023

Mr. Tim Oliver

Dear Tim,

We are pleased to present you with this amendment (this “Amendment”) to your employment agreement with NCR Corporation (“NCR”), dated June 15, 2020 (the “Employment Agreement”).

Capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Employment Agreement.

Executive Severance and Change in Control Benefits:

You will continue to participate in the Amended and Restated NCR Executive Severance Plan, as amended (the “Executive Severance Plan”) and the Amended and Restated NCR Change in Control Severance Plan, as amended with a “Tier I” benefit level (the “Change in Control Severance Plan”) in accordance with their applicable terms; provided, however, that:

•

for purposes of the Executive Severance Plan, upon a termination of your employment by you for Good Reason (as defined in the Change in Control Severance Plan, except that references in such definition to the occurrence of a “Change in Control” shall be replaced with the date of this Amendment), you shall be entitled to receive the same separation benefits (1.5 times the sum of your Base Salary plus Target Bonus) that you would have been eligible to receive under the Executive Severance Plan upon a termination of your employment without Cause (as defined in the Executive Severance Plan);

•

for purposes of the Change in Control Severance Plan, upon (x) a termination of your employment by NCR without Cause (as defined in the Employment Agreement) or (y) a termination of your employment by you for Good Reason (as defined in the Change in Control Severance Plan, except that references in such definition to the occurrence of a “Change in Control” shall be replaced with the effective date of a Qualified Transaction (as defined in the equity awards under NCR’s 2017 Stock Incentive Plan listed in Section 2 of Exhibit A hereto) in either case within the two (2) year period following a Qualified Transaction, you shall be entitled to receive the separation benefits (3 times the sum of your Required Base Salary plus Target Bonus) set forth in the Change in Control Severance Plan at a “Tier I” benefit level;

•

In recognition of the impact completion of a Qualified Transaction will have on your duties, authority, responsibilities and position with NCR, unless you are offered and (except as provided below) accept a chief executive officer role at the Company or a successor entity resulting from a Qualified Transaction, the completion of a Qualified Transaction shall, by itself, constitute Good Reason such that your resignation within the two (2) year period following such event shall be (i) a termination of your employment by you for Good Reason for purposes of the Change in Control Severance Plan (provided that, notwithstanding the foregoing, if you are offered, but do not accept, a chief executive officer role at the Company or a successor entity resulting from a Qualified Transaction, such resignation shall be treated only as a termination of your employment by you for Good Reason for purposes of the Executive Severance Plan) and (ii) a “Qualified Transaction Good Reason Termination” (or a “Good Reason Termination” in the event the Qualified Transaction is a “Change in Control”) for purposes of the equity awards under the NCR’s 2017 Stock Incentive Plan listed in Section 2 of Exhibit A hereto; and

•

Your rights under the Executive Severance Plan and Change in Control Severance Plan shall be governed by their applicable terms as in effect on the date set forth above and as modified by this Amendment. Any amendment, change, substitution, deletion, revocation or termination of the Executive Severance Plan or Change in Control Severance Plan on or after the date of this Amendment in any respect which adversely affects your rights under such plans shall not be effective without your written consent.

Equity Awards:

Reference is hereby made to your outstanding equity awards under NCR’s 2017 Stock Incentive Plan listed on Section 1 of Exhibit A hereto.

Upon a termination of your employment by NCR without Cause (as defined in the Employment Agreement), you will continue to be entitled to receive the vesting treatment set forth in the applicable award agreement governing such awards in the event of a termination of your employment by NCR without Cause, provided that if your employment is terminated by NCR without Cause and within ninety (90) days following the date of such termination, a Qualified Transaction occurs, then, subject to your continued compliance with the terms of the applicable award agreement (including the restrictive covenants set forth therein) governing such awards, such awards shall continue to vest pursuant to the terms of the applicable award agreement as if you had remained actively employed (and, for any performance-based equity awards, subject to the achievement of the performance goals for the applicable performance period), and any vested options then held by you shall remain outstanding and exercisable in accordance with their terms through the original expiration date set forth in the applicable award agreement; provided further that, from and after the date of a Qualified Transaction, upon a termination of your employment with NCR for any reason other than a “Termination For Cause” (as defined in the Change in Control Severance Plan), then, subject to your continued compliance with the terms of the applicable award agreement (including the restrictive covenants set forth therein) governing such awards, such awards shall continue to vest pursuant to the terms of the applicable award agreement as if you had remained actively employed (and, for any performance-based equity awards, subject to the achievement of the performance goals for the applicable performance period), and any vested options then held by you shall remain outstanding and exercisable in accordance with their terms through the original expiration date set forth in the applicable award agreement.

Reference is hereby also made to your equity awards under NCR’s 2017 Stock Incentive Plan listed on Section 2 of Exhibit A hereto.

Upon a termination of your employment by NCR without Cause (as defined in the Employment Agreement), you will continue to be entitled to receive the vesting treatment set forth in the applicable award agreement governing such awards in the event of a termination of your employment by NCR without Cause, provided that if your employment is terminated by NCR without Cause and within ninety (90) days following the date of such termination, a Qualified Transaction occurs, then, subject to your continued compliance with the terms of the applicable award agreement (including the restrictive covenants set forth therein) governing such awards, such awards shall continue to vest pursuant to the terms of the applicable award agreement as if you had remained actively employed, subject to the achievement of the performance goals for the applicable performance period.

2023 Management Incentive Plan:

If your employment is terminated by NCR without Cause (as defined in the Employment Agreement) and within ninety (90) days following the date of such termination, a Qualified Transaction occurs, you will irrevocably and contractually be entitled to receive the NCR Management Incentive Plan (“MIP”) payment for 2023 you would have received had your employment continued through the payment date of such bonus, subject to pro-ration to reflect the number of days in 2023 which have elapsed as of the date of your termination. From and after the date of a Qualified Transaction, upon a termination of your employment with NCR for any reason other than a “Termination For Cause” (as defined in the Change in Control Severance Plan), you will irrevocably and contractually be entitled to receive the MIP payment for 2023 you would have received had your employment continued through the payment date of such bonus (without pro-ration).

Legal Expenses:

The Company will reimburse you for reasonable, documented legal fees you incur in connection with your review and acceptance of this Amendment, the agreements referred to herein and any agreements relating to a Qualified Transaction or the termination of your employment for any reason; provided, that reimbursement in excess of $25,000 shall be subject to NCR’s approval.

Other Terms:

The intent of the parties is that the payments and benefits described in the Employment Agreement and this Amendment comply with, or be exempt from, Section 409A of the U.S. Internal Revenue Code of 1986, as amended (“Section 409A of the Code”), to the extent subject thereto, and accordingly, to the maximum extent permitted, the Employment Agreement and this Amendment shall be interpreted to be in compliance therewith. The Company makes no representation that any or all of the payments described in the Employment Agreement and this

Amendment will be exempt from or comply with Section 409A of the Code and makes no undertaking to preclude Section 409A of the Code from applying to any such payment or benefit.

* * * * * *

[Signature Page Follows]

Please indicate your agreement to the terms and conditions set forth in this Amendment by signing below. Except as expressly provided in this Amendment, the terms and condition of your Employment Agreement shall remain in full force and effect.

Sincerely,

NCR Corporation

By: /s/ Frank Martire

Name: Frank Martire

Title: Executive Chairman

Acknowledged and Agreed:

Tim Oliver

/s/ Tim Oliver	Date: February 13, 2023

Exhibit A

1.	Pre-2023 Equity Award Agreements

2020

•	2020 Senior Executive Team Performance-Based Stock Unit Award Agreement

•	2020 Premium-Priced Option Award Agreement

2021

•	2021 Senior Executive Team Performance-Based Stock Unit Award Agreement

•	Senior Executive Team 2021 Market Stock Unit Award Agreement

2022

•	2022 Senior Executive Team Performance-Based Stock Unit Award Agreement

•	Senior Executive Team 2022 Performance-Based Restricted Stock Unit Award Agreement (With Relative TSR Metric)

2.	2023 Equity Award Agreements

•	Senior Executive Team 2023 Performance-Based Restricted Stock Unit Agreement

•	Senior Executive Team Qualified Transaction 2023 Performance-Based Restricted Stock Unit Agreement